                                                                 EXHIBIT 99.1

                                   FOR ADDITIONAL INFORMATION:
                                   Craig Carlson/Senior Vice President
                                   (650) 369-4300 www.cygn.com


FOR IMMEDIATE RELEASE


                    CYGNUS REPORTS THIRD QUARTER FINANCIAL RESULTS

Redwood City, CA - October 22, 1998 - Cygnus, Inc. (NASDAQ: CYGN) reported total revenue of $2.8 million for the quarter ended September 30, 1998, compared to $5.4 million for the quarter ended September 30, 1997. Cygnus posted a net loss of $9.6 million ($0.48/share) for the quarter ended September 30, 1998 compared to a net loss of $44.6 million ($2.36/share) for the third quarter of 1997. The reduction in total revenue in the third quarter of 1998 is primarily attributed to the lack of product revenue associated with the FemPatch-Registered Trademark- system (Warner-Lambert Co., Morris Plains, NJ) compared to the third quarter of 1997.

The Company had total costs and expenses of $12.2 million for the third quarter of 1998 compared to $50.3 million for the third quarter of 1997.
Total costs and expenses decreased due to the recognition of $39.6 million from an arbitration settlement obligation at the end of the third quarter of 1997. Cost of products sold for the third quarter of 1998 totaled
$0.7 million compared to $3.1 million for the third quarter of 1997 due to the decrease in shipments of the FemPatch system. The Company does not anticipate manufacturing revenue for the FemPatch system for the remainder of 1998. Research and development costs for the third quarter of 1998 totaled
$7.9 million compared to $5.4 million for the third quarter of 1997, resulting from increased costs of development clinical studies for the GlucoWatch-Registered Trademark- system and increased costs associated with production scale-up activities for one of the Company's transdermal products.

Cash and short-term investments totaled $55.2 million as of September 30, 1998.

"Our focus over the past quarter has been to assure a smooth transition from the change in management, to re-establish our strategy for seeking a marketing alliance for the GlucoWatch monitor and to begin our final set of development clinical studies for the GlucoWatch monitor," stated John C. Hodgman, President and Chief Executive Officer of Cygnus.

The Company's results of operations vary significantly from period to period and depend on, among other factors, the signing of new product development agreements and the timing of recognizing payment amounts specified thereunder, the timing of recognizing license fees and cost reimbursement payments made by pharmaceutical company licensees, the demand for its Nicotrol-Registered Trademark- patch (Pharmacia AB, Stockholm, Sweden), and the demand for and costs associated with the manufacture of the FemPatch system. The Company's contract revenues are generally earned and recognized based on the percentage of actual efforts expended compared to total expected efforts during the development period for each contract. However, contract revenues are not always aligned with the timing of related expenses. To date, research and development expenses generally have exceeded contract revenues in any particular period, and the Company expects the same situation to continue for the next several years. In addition, the level of revenues in any given period is not necessarily indicative of expected revenues in future periods.

                                      -- MORE --
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Cygnus is engaged in the development and manufacture of diagnostic and drug delivery systems utilizing its proprietary technologies to satisfy unmet medical needs cost effectively. Cygnus' current efforts are primarily focused on two core areas: an automatic and continuous glucose monitoring device (the GlucoWatch monitor) and transdermal drug delivery systems. The Company currently has two marketed products and a number of other products in different stages of development.

The forward looking statements regarding future events and the future performance of the Company contained in this press release involve risks and uncertainties that may cause the Company's actual results to differ materially. Such factors include the timely development, government approvals, establishment of a marketing alliance, commercial introduction and market acceptance of the GlucoWatch monitor and the Company's other products in development. The Company refers you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause the Company's actual results to differ from the Company's current expectations and any forward-looking statements contained in this news release.

                                         END


                              FINANCIAL TABLE TO FOLLOW
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                                     CYGNUS, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (UNAUDITED)
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                     SEPT 30,                      SEPT 30,
                                                                                 1998          1997            1998          1997
                                                                              --------      --------        --------      ---------
PRODUCT REVENUES                                                              $      0      $  1,770        $    587      $   3,470
CONTRACT REVENUES                                                                2,463         3,528           7,822         10,984
ROYALTY & OTHER REVENUES                                                           319           139             714          8,516
                                                                              --------      --------        --------      ---------
                                    TOTAL REVENUES                               2,782         5,437           9,123         22,970

COSTS AND EXPENSES:
             COSTS OF PRODUCTS SOLD                                                741         3,062           2,701          7,071
             RESEARCH AND DEVELOPMENT                                            7,859         5,381          22,665         16,353
             MARKETING, GENERAL AND ADMINISTRATIVE                               3,634         2,240           8,350          6,103
             ARBITRATION SETTLEMENT                                                  0        39,633               0         39,633
                                                                              --------      --------        --------      ---------
                                    TOTAL COSTS AND EXPENSES                    12,234        50,316          33,716         69,160

INCOME/(LOSS) FROM OPERATIONS                                                   (9,452)      (44,879)        (24,593)       (46,190)

INTEREST INCOME & EXPENSE, AND OTHER (NET)                                        (171)          272            (227)           910
                                                                              --------      --------        --------      ---------

NET LOSS                                                                      $ (9,623)    $ (44,607)      $ (24,820)     $ (45,280)
                                                                              --------      --------        --------      ---------
                                                                              --------      --------        --------      ---------

NET LOSS PER SHARE                                                             $ (0.48)      $ (2.36)        $ (1.23)       $ (2.41)
                                                                              --------      --------        --------      ---------
                                                                              --------      --------        --------      ---------


SHARES USED IN COMPUTATION OF NET LOSS PER SHARE                                20,241        18,879          20,107         18,818
                                                                              --------      --------        --------      ---------
                                                                              --------      --------        --------      ---------


                         CONSOLIDATED CONDENSED BALANCE SHEET
                                     (UNAUDITED)
                                    (IN THOUSANDS)

                                                                    SEPT. 30,
                                                                       1998
                                                                     --------
Current assets                                                       $ 58,379
Equipment and improvements, net                                         6,148
Deferred compensation and other assets                                  7,440
                                                                     --------
                TOTAL ASSETS                                         $ 71,967
                                                                     --------
                                                                     --------

Current liabilities                                                    14,662
Long-term liabilities                                                  81,685
Shareholders' equity                                                  (24,380)
                                                                     --------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 71,967
                                                                     --------
                                                                     --------